Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

(407) 650-1223

CNL LIFESTYLE PROPERTIES ANNOUNCES FIRST QUARTER 2014 RESULTS

— Total revenues increased 8.9 percent year-over-year to $97.7 million —

(ORLANDO, Fla.) May 14, 2014 — CNL Lifestyle Properties, Inc., a real estate investment trust (“we,” “our” or “us”), today announced its operating results for the first quarter ended March 31, 2014.

First Quarter 2014

•	Total revenues increased $8 million or 8.9 percent as compared to the first quarter of 2013.

•	Net loss decreased $2.9 million or 12.6 percent as compared to the first quarter of 2013. Excluding impairment charges, net loss improved $6.3 million or 26.9 percent as compared to the first quarter of 2013.

•	Funds from Operations (“FFO”) and FFO per share increased $2.6 million and $0.01 per share, respectively, as compared to the first quarter of 2013 primarily as a result of an increase in rental income from leased properties acquired after the first quarter of 2013.

•	Modified Funds from Operations (“MFFO”) increased $0.2 million with no change to MFFO per share, as compared to the first quarter of 2013.

•	Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) decreased $7.4 million or 21 percent as compared to the first quarter of 2013 primarily as a result of a reduction in cash distributions received from our unconsolidated entities due to the July 2013 sale of our interests in 42 properties that were held in three unconsolidated entities.

•	In March 2014, we engaged Jefferies LLC, a leading global investment banking and advisory firm, to assist in actively evaluating various strategic opportunities including the sale of either us or our assets, potential merger opportunities, or the listing of our common stock.

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The following table presents selected comparable financial data through March 31, 2014:

SUMMARY FINANCIAL RESULTS
(Millions except ratios and per share data)
	Quarter ended
	March 31,
	2014	2013
Total revenues	$97.7	$89.7
Total expenses	101.7	94.3

Operating loss	(4.0)	(4.6)

Net loss	(20.4)	(23.3)
Net loss per share	(0.06)	(0.07)

FFO	21.6	18.9
FFO per share	0.07	0.06

MFFO	19.3	19.1
MFFO per share	0.06	0.06

Adjusted EBITDA	27.6	35.0

Cash flows from operating activities	37.6	48.6

As of March 31, 2014:
Total assets	$2,718.8
Total debt	1,248.0
Leverage ratio	45.9%

*	49.0% including our share of unconsolidated assets and debts

See detailed financial information and full reconciliation of FFO, MFFO and Adjusted EBITDA, which are Non-Generally Accepted Accounting Principles (“Non-GAAP”) measures, on the following pages.

Portfolio Highlights

The following tables summarize the Company’s “same-store” comparable consolidated properties that we have owned during the entirety of both periods presented, and includes information for both leased and managed properties (other than for rent coverage, which includes all leased properties):

First Quarter 2014

	Number	Quarter Ended March 31,						TTM
	of	2014		2013		Increase/(Decrease)		Rent
	Properties	Revenue	EBITDA *	Revenue	EBITDA *	Revenue	EBITDA	Coverage *

Ski and mountain lifestyle	17	$241,579	$110,312	$256,246	$119,893	-5.7%	-8.0%	1.35x
Golf	48	34,007	9,018	34,339	9,038	-1.0%	-0.2%	1.37x
Attractions	21	22,727	(8,595)	21,111	(9,755)	7.7%	11.9%	1.92x
Senior housing	20	17,263	5,207	16,675	5,475	3.5%	-4.9%	n/a
Marinas	17	5,289	1,248	6,046	2,140	-12.5%	-41.7%	0.57x
Additional lifestyle	1	1,704	912	1,195	541	42.6%	68.6%	n/a

	124	$322,569	$118,102	$335,612	$127,332	-3.9%	-7.2%	1.39x

*	As of March 31, 2014, on a trailing 12-month (“TTM”) basis for all properties subject to lease calculated as property-level EBITDA before recurring capital expenditures divided by base rent.

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•	As of May 6, 2014, we owned a portfolio of 146 lifestyle properties of which 54 properties are held for sale, including our portfolio of 48 golf courses.

•	Revenue and property-level EBITDA declined 3.9 percent and 7.2 percent, respectively, as compared to the same first-quarter period in 2013.

•	Drought and unusually warm temperatures, particularly in California and the Pacific Northwest, caused certain ski and mountain lifestyle properties to experience poor operating results during the 2013/2014 season compared to the 2012/2013 season.

•	Our senior housing communities, on average, experienced increases in occupancy and revenue per occupied unit (“RevPOU”), which increased property operating revenue for our portfolio; however, in certain locations severe winter storms forced staff to stay at facilities over multiple nights, resulting in overtime labor costs as well as unanticipated repairs and snow removal costs. These cost increases led to a decrease in portfolio EBITDA despite the increase in revenue, however, these assets largely continued to perform well.

The following table presents same-store, unaudited property-level information of our senior housing properties as of and for the quarters ended March 31, 2014, and 2013:

		Occupancy			RevPOU
		As of			Quarter Ended
	Number	March 31,		Increase/	March 31,		Increase/
	of Properties	2014	2013	Decrease	2014	2013	Decrease
Senior housing	20	95.8%	95.3%	0.5%	$3,816	$3,744	1.9%

Acquisition Activity

During the quarter ended March 31, 2014, we acquired one senior housing community located in Cranston, Rhode Island, for an aggregate purchase price of $15.3 million.

Distributions

For the quarter ended March 31, 2014, we declared and paid distributions of approximately $34.3 million ($0.1063 per share). Our Board of Directors will continue to evaluate the level of distributions going forward, which will be based on a variety of factors including current and expected future cash flows from our properties.

Stock Issuance and Redemptions

For the quarter ended March 31, 2014, we issued approximately 2 million shares for total net proceeds of $13.6 million and redeemed 0.4 million shares with a value of approximately $3 million.

Supplemental Information

See our quarterly report on Form 10-Q for the quarter ended March 31, 2014 on our website at www.CNLLifestyleREIT.com for additional information.

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CNL LIFESTYLE PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2014	2013
ASSETS

Real estate investment properties, net (including $181,616 and $184,306 related to consolidated variable interest entities, respectively)	$1,758,850	$2,068,973
Assets held for sale, net	417,057	90,794
Investments in unconsolidated entities	133,638	132,324
Mortgages and other notes receivable, net	117,838	117,963
Cash	86,490	71,574
Deferred rent and lease incentives	56,469	57,378
Other assets	53,849	52,310
Restricted cash	49,154	51,335
Intangibles, net	27,105	36,922
Accounts and other receivables, net	18,338	21,080

Total Assets	$2,718,788	$2,700,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including $93,788 and $87,095 related to non-recourse debt of consolidated variable interest entities, respectively)	$803,476	$760,192
Senior notes, net of discount	394,502	394,419
Line of credit	50,000	50,000
Other liabilities	85,957	76,816
Accounts payable and accrued expenses	59,489	49,823
Due to affiliates	921	1,025

Total Liabilities	1,394,345	1,332,275

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—
Common stock, $.01 par value per share
One billion shares authorized; 347,102 and 345,114 shares issued and 324,180 and 322,627 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	3,242	3,226
Capital in excess of par value	2,856,898	2,846,265
Accumulated deficit	(422,338)	(401,985)
Accumulated distributions	(1,107,700)	(1,073,422)
Accumulated other comprehensive loss	(5,659)	(5,706)

Total Stockholders’ Equity	1,324,443	1,368,378

Total Liabilities and Stockholders’ Equity	$2,718,788	$2,700,653

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CNL LIFESTYLE PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended
	March 31,
	2014	2013

Revenues:
Rental income from operating leases	$42,854	$39,470
Property operating revenues	51,668	46,803
Interest income on mortgages and other notes receivable	3,133	3,419

Total revenues	97,655	89,692

Expenses:
Property operating expenses	51,004	47,252
Asset management fees to advisor	8,571	9,213
General and administrative	3,996	3,993
Ground lease and permit fees	3,643	4,002
Acquisition fees and costs	724	367
Other operating expenses	763	678
Bad debt expense	1,006	26
Depreciation and amortization	31,934	28,758

Total expenses	101,641	94,289

Operating loss	(3,986)	(4,597)

Other income (expense):
Interest and other income	2	327
Interest expense and loan cost amortization	(19,060)	(16,264)
Equity in earnings (loss) of unconsolidated entities	4,299	(1,123)

Total other expense	(14,759)	(17,060)

Loss from continuing operations	(18,745)	(21,657)
Loss from discontinued operations (includes $414 amortization of loss on termination of cash flow hedges for both periods presented)	(1,608)	(1,642)

Net loss	$(20,353)	$(23,299)

Loss per share of common stock (basic and diluted)
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	(0.00)	(0.00)

Loss per share	$(0.06)	$(0.07)

Weighted average number of shares of common stock outstanding (basic and diluted)	322,639	316,382

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Non-GAAP Supplemental Financial Measures

The Company computes its financial results in accordance with GAAP. Although FFO, MFFO and Adjusted EBITDA are non-GAAP financial measures, the Company believes FFO, MFFO, and Adjusted EBITDA calculations are helpful to stockholders and are widely recognized measures of real estate investment trust (“REIT”) operating performance. Pursuant to the requirements of Regulation G, the Company has provided reconciliations to these non-GAAP measures to the most directly comparable GAAP measures.

The Company calculates and reports FFO in accordance with the definitional and interpretive guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and real estate impairment write-downs, plus depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. The Company’s FFO calculation complies with NAREIT’s guidance described above. The Company believes that FFO, together with the GAAP measure of net income (loss), provides useful information to investors regarding the Company’s operating performance because it is a measure of the Company’s operations without regard to specific non-cash items, such as depreciation and amortization and asset impairment write-downs.

The Company calculates and reports MFFO in accordance with the Investment Program Association’s (“IPA”) Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to the write-off of deferred rent receivables and other lease-related assets as well as amortization of above and below market leases and liabilities (which are adjusted in order to remove the impact of GAAP straight-line adjustments from rental revenues); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; elimination of adjustments relating to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss); unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company believes that MFFO is useful to investors in evaluating its performance because the exclusion of certain recurring and nonrecurring items described above provide useful supplemental information regarding its ongoing performance, and that MFFO, when combined with the primary GAAP measure of income (loss), is beneficial to a complete understanding of its operating performance.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations or as an indication of its

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liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Stockholders and investors should not rely on FFO and MFFO as a substitute for any GAAP measure. MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value or based on an estimated net asset value. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and, in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

The Company defines Adjusted EBITDA as net income (loss), less discontinued operations and other income, plus (i) net interest expense and loan cost amortization and (ii) depreciation and amortization, as further adjusted for the impact of equity in earnings (loss) of our unconsolidated entities, straight-line adjustment for leased properties and mortgages and other rents receivable, cash distributions from unconsolidated entities, and certain other non-recurring items that the Company does not consider indicative of its ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

For additional information, please refer to the Company’s discussion of FFO, MFFO and Adjusted EBITDA included in Management’s Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the United States Securities and Exchange Commission on May 14, 2014.

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Funds from Operations and Modified Funds from Operations

	March 31,
	2014	2013

Net loss	$(20,353)	$(23,299)
Adjustments:
Depreciation and amortization (1)	36,859	36,183
Impairment of real estate assets (1)	3,314	—
Net effect of FFO adjustment from unconsolidated entities (2)	1,731	6,044

Total funds from operations	21,551	18,928

Acquisition fees and expenses (3)	724	367
Straight-line adjustments for leases and notes receivable (1)(4)	(3,426)	(486)
Amortization of above/below market intangible assets and liabilities (1)	376	336
Accretion of discounts/amortization of premiums	3	—
MFFO adjustments from unconsolidated entities: (2)
Straight-line adjustments for leases and notes receivable (4)	14	(68)
Amortization of above/below market intangible assets and liabilities	12	(4)

Modified funds from operations	$19,254	$19,073

Weighted average number of shares of common stock outstanding (basic and diluted)	322,639	316,382

FFO per share (basic and diluted)	$0.07	$0.06

MFFO per share (basic and diluted)	$0.06	$0.06

FOOTNOTES:

(1)	Includes amounts related to the properties that are classified as assets held for sale and for which the related results are classified as income (loss) from discontinued operations in the accompanying condensed consolidated statements of operations.
(2)	This amount represents our share of the FFO or MFFO adjustments allowable under the NAREIT or IPA definitions, respectively, multiplied by the percentage of income or loss recognized under the HLBV method.
(3)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. By adding back acquisition fees and expense relating to business combinations, management believes MFFO provides useful supplemental information of its operating performance and will also allow comparability between real estate entities regardless of their level of acquisition activities. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses relating to business combinations under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(4)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

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Set forth below is a reconciliation of Adjusted EBITDA to net loss (in thousands):

	Quarter Ended March 31,
	2014	2013

Net loss	$(20,353)	$(23,299)
Loss from discontinued operations	1,608	1,642
Interest and other (income) expense	(2)	(327)
Interest expense and loan cost amortization	19,060	16,264
Equity in (earnings) loss of unconsolidated entities (1)	(4,299)	1,123
Depreciation and amortization	31,934	28,758
Straight-line adjustments for leases and notes receivables (2)	(3,426)	(486)
Cash distributions from unconsolidated entities (1)	3,120	11,326

Adjusted EBITDA	$27,642	$35,001

FOOTNOTES:

(1)	Investments in our unconsolidated joint ventures are accounted for under the HLBV method of accounting. Under this method, we recognize income or loss based on the change in liquidating proceeds we would receive from a hypothetical liquidation of our investments based on depreciated book value. We adjust EBITDA for equity in earnings (loss) of our unconsolidated entities because we believe this is not reflective of the joint ventures’ operating performance or cash flows available for distributions to us. We believe cash distributions from our unconsolidated entities, exclusive of any financing transactions, are reflective of their operating performance and its impact to us and have been added back to adjusted EBITDA above.
(2)	We believe that adjusting for straight-line adjustments for leased properties and mortgages and other notes receivable is appropriate because they are non-cash adjustments and reflect the actual cash receipts received by us from our tenants and borrowers.

About CNL Lifestyle Properties

CNL Lifestyle Properties, Inc. is a real estate investment trust that owns a portfolio of 146 properties in the United States and Canada in the lifestyle sectors. Headquartered in Orlando, Fla., CNL Lifestyle Properties specializes in the acquisition of ski and mountain lifestyle, attractions, golf, marinas, senior housing and additional lifestyle properties. For more information, visit www.CNLLifestyleREIT.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $28 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as

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“believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended Dec. 31, 2013, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; failure to successfully manage growth or integrate acquired properties and operations; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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